       As filed with the Securities and Exchange Commission on September 3, 2002
                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                 NCR CORPORATION

             (Exact name of Registrant as specified in its charter)

                Maryland                             3578                      31-0387920
       (State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
     of incorporation or organization)     Classification Code Number)     Identification No.)

                1700 South Patterson Blvd.                                           Jonathan S. Hoak
                    Dayton, Ohio 45479                                  Senior Vice President and General Counsel
                      (937) 445-5000                                                 NCR Corporation
    (Address, including zip code, and telephone number,                         1700 South Patterson Blvd.
  including area code, of Registrant's principal executive                          Dayton, Ohio 45479
                         offices)                                                     (937) 445-5000
                                                                (Name, address, including zip code, and telephone number,
                                                                        including area code, of agent for service)

                                    Copy to:

                                  James R. Doty
                               Baker Botts L.L.P.
                                   The Warner
                         1299 Pennsylvania Avenue, N.W.
                            Washington, DC 20004-2400
                                 (202) 639-7700

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
    Title of each class of     Amount to be      Proposed maximum           Proposed             Amount of
       securities to be         registered      offering price per     maximum aggregate     registration fee
         registered                                  share (1)         offering price (1)
----------------------------------------------------------------------------------------------------------------
   7.125% Notes due 2009       $300,000,000            100%               $300,000,000            $27,600
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

                              --------------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                          Subject to Completion, Dated
                                September 3, 2002

PROSPECTUS

                                  $300,000,000

                                 NCR CORPORATION

                                Offer to Exchange

  7.125% Senior Notes due 2009 for all outstanding 7.125% Senior Notes due 2009

     The new notes                                              You should note that
     .    will be freely tradeable and otherwise                .    we will exchange all outstanding notes that are validly
          substantially identical to the outstanding                 tendered and not validly withdrawn for notes an equal
          notes                                                      principal amount of new notes that we have registered
                                                                     under the Securities Act of 1933
     .    will accrue interest from June 6, 2002, at the rate
          of 7.125% per annum, payable semi-annually in         .    tenders of outstanding notes may be withdrawn at
          arrears on each June 15 and December 15,                   any time prior to the expiration of the exchange offer
          beginning December 15, 2002
                                                                .    the exchange of outstanding notes for new notes in the
     .    will be unsecured and will rank equally with the           exchange offer will not be a taxable event for U.S.
          outstanding notes and all other unsecured and              federal income tax purposes
          unsubordinated indebtedness
                                                                .    at the time of the issuance of the outstanding notes, we
     .    will not be listed on any exchange or on any               received credit agency ratings of BBB- from Standard
          automated dealer quotation system                          & Poor's and Baa3 from Moody's

     The exchange offer

     . expires at 5:00 p.m., New York City time, on ____________, 2002, unless extended

     . is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered



You should consider carefully the risk factors on page 10 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission or other U.S. regulatory authority has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is      , 2002.

                                Table of Contents

About this Prospectus ..................................        2

Forward-Looking Statements .............................        2

Where You Can Find More Information ....................        3

Prospectus Summary .....................................        4

Risk Factors ...........................................        10

Private Placement ......................................        12

Use of Proceeds ........................................        12

Capitalization .........................................        13

Selected Financial Data ................................        14

About NCR Corporation ..................................        16

The Exchange Offer .....................................        18

Description of the New Notes ...........................        29

United States Federal Tax Consequences .................        38

Legal Matters ..........................................        38

Experts ................................................        38

This prospectus contains certain of our trademarks, service marks, and registered marks, and such marks of other companies, as indicated. Teradata is either a registered trademark or trademark of NCR International, Inc. in the United States and/or other countries.

                              About This Prospectus

       This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (SEC). You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

       The new notes may not be offered or sold in or into the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses (or in other circumstances that have not resulted and will not result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, as amended), and this prospectus may only be issued or passed on to persons in the United Kingdom if such persons are of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or if such persons are persons to whom this prospectus may otherwise lawfully be communicated.

                           Forward-Looking Statements

       This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify a forward-looking statements by our use of the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should," "may" and similar expressions. These forward-looking statements include our statements regarding the timing of future events, our anticipated future operations as well as those of our subsidiaries and our anticipated future financial position and cash requirements, and other statements as to anticipated or expected results, beliefs, opinions, known and unknown risks and uncertainties, and future financial performance.

       These forward-looking statements are not guarantees of future performance, and there are a number of factors including, without limitation, those listed below, which could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Specific factors that could affect our forward-looking statements include the following (in no particular order of priority):

       . the duration and intensity of the economic downturn and its impact on the markets in general or on our ability to meet our commitments to customers, the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point of service solutions) by our current and potential customers; and other general economic and business conditions;

       . the timely development, production or acquisition, and market acceptance of new and existing products and services (such as self-checkout and electronic shelf labeling technologies, ATM outsourcing, and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services;

       . shifts in market demands, such as a possible shift toward industry standard "open" platforms for data warehousing solutions;

       . continued competitive factors and pricing pressures, and their impact on our ability to improve gross margins and profitability, especially in our more mature solution offerings such as our Financial Self Service and traditional Retail Store Automation solutions;

       . short product cycles, rapidly changing technologies, and maintaining a competitive leadership position with respect to our solution offerings, particularly data warehousing technologies;

     .    ability to execute our business plan;

     . turnover of workforce and the ability to attract and retain skilled employees;

     . availability and successful exploitation of new acquisition and alliance opportunities; and

     . continued efforts to establish and maintain best in class internal information technology and control systems.

     These and the other factors discussed elsewhere in this prospectus and the documents incorporated by reference herein are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they were made and we undertake no obligation to update or revise them, whether as a result of new information, future events or otherwise.

                       Where You Can Find More Information

     Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference rooms. Copies of our filings may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding NCR. Our common stock is traded on the New York Stock Exchange, through which information regarding NCR also is available.

     We "incorporate by reference" into this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC, and our future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering made by this prospectus terminates:

     .    our Annual Report on Form 10-K for the year ended December 31, 2001,

     . our Quarterly Reports on Form 10-Q, for the periods ended March 31 and June 30, 2002, and

     . our Current Reports on Form 8-K, dated April 23, April 30, May 31 and August 14, 2002.

     This prospectus is part of a registration statement we have filed with the SEC relating to the new notes. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and the new notes. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its Internet site.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                NCR Corporation
                1700 South Patterson Blvd.
                Dayton, Ohio 45479
                Attention: Laura Nyquist
                           Corporate Secretary
                Telephone: (937) 445-5000

     To obtain timely delivery, you must request the information no later than five business days prior to the expiration of the exchange offer.

                               Prospectus Summary

     This summary highlights selected information from this prospectus, but does not contain all information that is important to you. This prospectus includes specific terms of the exchange offer and the new notes, information about our business and financial data. To understand all of the terms of this exchange offer and to attain a more complete understanding of our business and financial situation, we encourage you to read this prospectus in its entirety. The terms "we," "our," "ours" and "us" as used in this prospectus refer to NCR Corporation and its subsidiaries.

                              About NCR Corporation

     We are a worldwide provider of information technology solutions. Our solutions are designed to enable businesses to build, expand and enhance their relationships with their customers by facilitating transactions and transforming transaction data into useful business information.

     Our Retail Store Automation and Financial Self Service solutions enable companies to capture and process transaction-based information through our offerings at customer interaction points, such as point-of-sale workstations, automated-teller machines (ATMs) and web-enabled kiosks. In addition, our Data Warehousing solutions transform transaction-based information into knowledge, permitting businesses to respond with programs designed to improve customer acquisition, retention and profitability. Please read the section "About NCR Corporation" beginning on page 16 of the prospectus for more information about us.

     Our principal executive officers are located at the following address:

                                NCR Corporation
                           1700 South Patterson Blvd.
                              Dayton, Ohio 45479
                          (937) 445-5000 (telephone)
                          (937) 445-9997 (facsimile)

     Additional information concerning NCR and our subsidiaries is included in our reports and other documents incorporated by reference into this prospectus.

                          Summary of the Exchange Offer

     On June 6, 2002, we completed the private offering of the outstanding notes. We received proceeds, before deducting the discount to the initial purchasers, of $300,000,000 from the sale of the outstanding notes.

     In connection with these transactions, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We agreed to deliver to you this prospectus and to complete the exchange offer within 200 days after the date we issued the outstanding notes. In the exchange offer, you are entitled to exchange your outstanding notes for new notes that are registered with the SEC but otherwise contain substantially identical terms. You should read the discussion under the headings "Summary of Terms of the New Notes" beginning on page 8 and "Description of the New Notes" beginning on page 29 for further information about the new notes.

     We have summarized the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 18 for further information about the exchange offer and resale of the new notes.

The Exchange Offer .....................   We are offering to exchange up to
                                           $300,000,000 aggregate principal
                                           amount of the outstanding notes.
                                           Outstanding notes may be exchanged
                                           only in integral multiples of
                                           $1,000.

Expiration Date ........................   The exchange offer will expire at
                                           5:00 p.m., New York City time, on   ,
                                           2002, or such later date and time to
                                           which we extend it.

Withdrawal of Tenders ..................   You may withdraw your tender of
                                           outstanding notes at any time prior
                                           to the expiration date, unless
                                           previously accepted for exchange. We
                                           will return to you, without charge,
                                           promptly after the expiration or
                                           termination of the exchange offer
                                           any outstanding notes that you
                                           tendered but that were not accepted
                                           for exchange.

Conditions to the Exchange Offer .......   We will not be required to accept
                                           outstanding notes for exchange if
                                           the exchange offer would be unlawful
                                           or would violate any interpretation
                                           of the staff of the SEC or if any
                                           legal action has been instituted or
                                           threatened that would impair our
                                           ability to proceed with the exchange
                                           offer.

                                           The exchange offer is not
                                           conditioned upon any minimum
                                           aggregate principal amount of
                                           outstanding notes being tendered.
                                           Please read the section "The
                                           Exchange Offer--Conditions to the
                                           Exchange Offer" beginning on page 21
                                           for more information about the
                                           conditions to the exchange offer.

Procedures for Tendering Outstanding
notes ..................................   If your outstanding notes are held
                                           through The Depository Trust Company
                                           (DTC) and you wish to participate in
                                           the exchange offer, you may do so
                                           through DTC's automated tender offer
                                           program. If you tender under this
                                           program, you will agree to be bound
                                           by the letter of transmittal that we
                                           are providing with this prospectus
                                           as though you had signed the letter
                                           of transmittal. By signing or
                                           agreeing to be bound by the letter
                                           of transmittal, you will represent
                                           to us that, among other things:

                                                .     any new notes that you
                                                      receive will be acquired
                                                      in the ordinary course of
                                                      your business,
                                                .     you have no arrangement
                                                      or understanding with any
                                                      person to participate in
                                                      the distribution of the
                                                      new notes,
                                                .     you are not our
                                                      "affiliate," as defined
                                                      in Rule 405 of the

                                          Securities Act, or, if you are our
                                          affiliate, you will comply with any
                                          applicable registration and prospectus
                                          delivery requirements of the
                                          Securities Act,
                                       .  if you are not a broker-dealer, you
                                          are not engaged in and do not intend
                                          to engage in the distribution of the
                                          new notes, and
                                       .  if you are a broker-dealer that will
                                          receive new notes for your own account
                                          in exchange for outstanding notes that
                                          were acquired as a result of
                                          market-making activities or other
                                          trading activities, you will deliver a
                                          prospectus, as required by law, in
                                          connection with any resale of such new
                                          notes.

Special Procedures for
   Beneficial Owners..............  If you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures....  You must tender your outstanding notes according to the guaranteed delivery
                                    procedures described in "The Exchange
                                    Offer-- Guaranteed Delivery Procedures"
                                    beginning on page 25, if any of the
                                    following apply:

                                       .  you wish to tender your outstanding
                                          notes but they are not immediately
                                          available,
                                       .  you cannot deliver your outstanding
                                          notes, the letter of transmittal or
                                          any other required documents to the
                                          exchange agent prior to the expiration
                                          date, or
                                       .  you cannot comply with the applicable
                                          procedures under DTC's automated
                                          tender offer program prior to the
                                          expiration date.

U.S. Federal Income
   Tax Considerations.............  The exchange of the outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "United States Federal Tax Consequences" on page 38.

Use of Proceeds ..................  We will not receive any cash proceeds from the issuance of new notes in the exchange offer.

                               The Exchange Agent

         We have appointed The Bank of New York as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. If you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

                                Bank of New York

                                 ______________

By Hand or by Courier:                            By Mail (registered or
                                                  certified mail recommended):

The Bank of New York                              The Bank of New York
Corporate Trust Services Window - Ground Level    Reorganization Department
101 Barclay Street                                101 Barclay Street - 7E
New York, NY  10286                               New York, NY 10286


             By Facsimile Transmission (eligible institutions only):

                              Confirm by Telephone:

                                 ______________

                        Summary of Terms of the New Notes

         The new notes will be freely tradeable and otherwise substantially identical to the outstanding notes. The new notes will not have registration rights or provisions for additional interest that the outstanding notes have. The new notes will evidence the same debt as the outstanding notes, and the outstanding notes and the new notes will constitute a single series of debt under the indenture. Unless the context otherwise indicates, the term "notes" refers to both the outstanding notes and the new notes.

Notes Offered.....................  $300,000,000 principal amount of 7.125%
                                    Senior Notes due 2009

Maturity Date.....................  June 15, 2009

Credit Agency Ratings.............  At the time of the issuance of the outstanding notes, we received credit agency ratings of BBB- (Standard & Poor's) and Baa3 (Moody's)

Interest Payment Dates............  Interest on the new notes will accrue from
                                    June 6, 2002, and will be payable on June 15 and December 15 each year, beginning on December 15, 2002

Optional Redemption...............  The notes will be redeemable as a whole or in part, at our option, at any time, at a redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below under "Description of the New Notes") plus 37.5 basis points, plus accrued and unpaid interest on the notes to the redemption date.

Ranking...........................  The new notes:

                                    .  are unsecured and unsubordinated,
                                    .  rank equally with all of our other
                                       existing and future unsecured and
                                       unsubordinated debt, and
                                    . will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

Restrictive Covenants.............  The outstanding notes have been and the new notes will be issued under an indenture
                                    containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:

                                    .  incur debt secured by liens, and
                                    .  engage in sale/leaseback transactions.

                                    These covenants are described under the
                                    heading "Description of the New Notes -
                                    Certain Covenants of NCR" beginning on page
                                    31.

Rights under Registration Rights
Agreement.........................  If we fail to complete the exchange offer as required by the registration rights
                                    agreement, we may be obligated to pay
                                    additional interest to holders of the
                                    outstanding notes.

Absence of a Public Market
for the New Notes.................  There is no existing market for the new notes. We cannot provide any assurance
                                    about:

                    .    the liquidity of any markets that may develop for the
                         new notes,
                    .    your ability to sell your new notes, or
                    .    the prices at which you will be able to sell your new
                         notes.

                    Future trading prices of the new notes will depend on many factors, including:

                    .    prevailing interest rates,
                    .    our operating results,
                    .    ratings of the new notes, and
                    .    the market for similar securities.

                    The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the new notes we issue in the exchange offer. Those purchasers do not, however, have any obligation to do so, and they may discontinue any market-making activities at any time without notice. In addition, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system.

                                  Risk Factors

         You should carefully consider the risks below before making an investment decision. The risks and uncertainties described below are not the only ones relating to the new notes or facing NCR. Our business is subject to certain risks and uncertainties which are described in our periodic reports filed with the Securities and Exchange Commission, which reports are incorporated herein by reference. Further, additional risks and uncertainties not presently known to us or that we currently do not believe are material may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations, and your investment in the new notes, could be materially adversely affected.

Risks Related to the Notes and the Exchange Offer

The new notes are unsecured and unsubordinated.

     The new notes will not be secured by any of our assets. In addition, the new notes will rank equally with all of our other existing and future unsecured and unsubordinated debt.

The new notes are structurally subordinated to all liabilities, including trade payables, of our subsidiaries.

     The new notes will be structurally subordinated to claims of creditors of our subsidiaries (other than us), including lessors, trade creditors, taxing authorities, creditors holding guarantees and tort claimants. In the event of a liquidation, reorganization or similar proceeding relating to a subsidiary, these persons generally will have priority as to the assets of that subsidiary over our claims and equity interest and, thereby indirectly, holders of our indebtedness, including the new notes.

The covenant restrictions in the new notes and in our other debt restrict our operations and finances.

     We and our subsidiaries are subject to operating and financial restrictions contained in the instruments governing the new notes. Such restrictions will affect our ability, among other things, to:

     .   incur indebtedness secured by liens, and

     .   engage in sale/leaseback transactions.

The indenture for the new notes does not significantly limit our ability to issue more debt.

         Except as described below under "Description of the New Notes - Certain Covenants of NCR" beginning on page 31, the indenture relating to the notes will not limit or restrict the amount of other indebtedness or securities that may be issued by us or our subsidiaries.

If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will remain restricted and may be adversely affected.

         We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

         If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer outstanding notes outstanding.

If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell the new notes at a price that you deem sufficient.

         The new notes will be new securities for which there is no established trading market. Although we have registered the new notes under the Securities Act, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. In addition, the initial purchasers of the outstanding notes have advised us that they intend to make a market in the new notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. Finally, if a large number of holders of outstanding notes do not tender outstanding notes or tender outstanding notes improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could adversely affect the development of a market for the new notes.

                                Private Placement

         On June 6, 2002, we issued the 7.125% Senior Notes due 2009 with an outstanding principal amount of $300,000,000. The notes were issued to the initial purchasers at the price of 99.486% of the principal amount.

         We issued the outstanding notes to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act. The initial purchasers then offered and resold the notes to qualified institutional buyers and non-U.S. persons to such purchasers at a price of 100% of the principal amount of those notes.

         We received aggregate net proceeds of approximately $296,000,000 after expenses from the sale of the outstanding notes. We used those proceeds to repay a portion of our short-term borrowings and for general corporate purposes.

                                 Use of Proceeds

         We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive in exchange a like principal amount of outstanding notes. The outstanding notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our capitalization.

                                 Capitalization

         The following table sets forth at June 30, 2002 our cash, cash equivalents and short-term investments, short-term borrowings and total long-term debt and stockholders' equity on an actual basis. As the sale of the outstanding notes was completed on June 6, 2002, this table gives effect to the issuance of the notes and for an increase in cash, cash equivalents and short-term investments pending the application of the remaining net proceeds as described under "Use of Proceeds." The table should be read in conjunction with our condensed consolidated financial statements and the notes to our condensed consolidated financial statements incorporated by reference into this prospectus, as well as "Use of Proceeds."

                                                                                               At June 30, 2002
                                                                                               ----------------
                                                                                                (in millions,
                                                                                                  except per
                                                                                                share amounts)
Cash, cash equivalents and short-term investments .........................................         $   569
                                                                                                    =======

Short-term borrowings .....................................................................         $    12
                                                                                                    =======
Long-term debt:
       7.125% Senior Notes due 2009 .......................................................         $   300
       Other ..............................................................................               6
                                                                                                    -------

Total long-term debt ......................................................................             306
                                                                                                    -------

Stockholders' equity:
         Preferred stock, par value $0.01 per share, 100.0 shares authorized, no shares
           issued and outstanding .........................................................              --
         Common stock, par value $0.01 per share, 500.0 shares authorized, 100.5
           shares issued and outstanding ..................................................               1
         Paid-in capital ..................................................................           1,242
         Retained earnings ................................................................             543
         Accumulated other comprehensive loss .............................................             (60)
                                                                                                    -------

Total stockholders' equity ................................................................           1,726
                                                                                                    -------

         Total long-term debt and stockholders' equity ....................................         $ 2,032
                                                                                                    =======

                             Selected Financial Data

         The selected financial data set forth below at December 31 and for each of the five years in the period ended December 31, 2001, have been derived from our audited consolidated financial statements. The selected financial data at June 30, 2002 and June 30, 2001, and for the six-month periods then ended have been derived from our unaudited condensed consolidated financial statements and, in the opinion of our management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The following selected financial data should be read in conjunction with the information contained in our consolidated financial statements and the notes to our consolidated financial statements incorporated by reference into this prospectus.


                                                        Six Months
                                                      Ended June 30,                Year Ended December 31,
                                                  ---------------------  ----------------------------------------------------
                                                   2002/(1)/  2001/(2)/   2001/(3)/   2000/(4)/  1999/(5)/  1998/(6)/   1997
                                                  ----------  ---------  ----------  ---------  ---------- ----------  ------
                                                                               (dollars in millions)
Statement of Income Data:

       Product revenue .......................... $   1,322   $  1,464   $  3,048   $  3,178  $   3,290  $   3,641  $   3,709
       Service revenue ..........................     1,305      1,411      2,869      2,781      2,906      2,864      2,880
                                                  ---------   --------   --------   --------  ---------  ---------  ---------
           Total revenue ........................     2,627      2,875      5,917      5,959      6,196      6,505      6,589
                                                  ---------   --------   --------   --------  ---------  ---------  ---------

       Cost of products .........................       848        937      1,947      2,000      2,099      2,380      2,528
       Cost of services .........................     1,028      1,065      2,176      2,092      2,207      2,203      2,187
       Selling, general and administrative
          expenses ..............................       574        680      1,315      1,329      1,471      1,460      1,510
       Research and development expenses ........       117        153        293        333        341        360        383
                                                  ---------   --------   --------   --------  ---------  ---------  ---------
           Total operating expenses .............     2,567      2,835      5,731      5,754      6,118      6,403      6,608
                                                  ---------   --------   --------   --------  ---------  ---------  ---------

       Income (loss) from operations ............        60         40        186        205         78        102        (19)
       Interest expense .........................         6         10         18         13         12         13         15
       Other expense (income), net ..............        12          3         44        (83)      (169)      (123)       (61)
                                                  ---------   --------   --------   --------  ---------  ---------  ---------

        Income (loss) before income taxes and
         cumulative effect of accounting
         change .................................        42         27        124        275        235        212         27
        Income tax expense (benefit) ............        12       (129)       (97)        97       (102)        90         20
                                                  ---------   --------   --------   --------  ---------  ---------  ---------

        Income before cumulative effect of
         accounting change ......................        30        156        221        178        337        122          7
        Cumulative effect of accounting
         change, net of tax .....................      (348)        (4)        (4)        --         --         --         --
                                                  ---------   --------   --------   --------  ---------  ---------  ---------

       Net income ............................... $    (318)  $    152   $    217   $    178  $     337  $     122  $       7
                                                  =========   ========   ========   ========  =========  =========  =========

Balance Sheet Data (at period end):
       Cash, cash equivalents and short-term
         investments ............................ $     569   $    327   $    336   $    357  $     763  $     514  $   1,129
       Total assets .............................     4,866      4,777      4,855      5,106      4,895      4,892      5,376
       Total debt ...............................       318        143        148        107         77         83         94
       Total stockholders' equity ...............     1,726      1,968      2,027      1,758      1,596      1,447      1,353
Other Data:
       Adjusted EBITDA/(7)/ ..................... $     222   $    288   $    650   $    625  $     558  $     513  $     364
       Capital expenditures .....................        44         89        141        216        187        205        194
       Ratio of earnings to fixed charges/(8)/ ..       3.4x       2.3x       3.8x       7.6x       6.3x       6.6x       1.6x


---------
(1) Net income for 2002 includes the cumulative impact of adopting Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), resulting in a non-cash charge from goodwill impairment of $348 million ($350 million before tax). This charge is discussed in more detail in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, which is incorporated by reference into this prospectus.

(2) Income from operations for the first half of 2001 includes a $39 million provision for loans and receivables with Credit Card Center
         (CCC), $4 million of integration costs related to acquisitions, and $32 million of goodwill amortization which would otherwise be excluded with the adoption of SFAS 142 in 2002. Net income for the first half of 2001 includes the after-tax impacts of the aforementioned items, as well as a $1 million provision for interest receivables with CCC, a $138 million tax benefit from the resolution of international income tax issues, a $4 million cumulative effect of adopting SFAS 133, and $4 million of additional goodwill amortization. Excluding these items, income from operations and net income for the first half of 2001 would have been $115 million and $80 million, respectively.

(3) Income from operations for 2001 includes a $39 million provision for loans and receivables with CCC and $9 million of integration costs related to acquisitions. Net income for 2001 includes the after-tax impacts of a $39 million provision for loans and receivables with CCC, $9 million of integration costs related to acquisitions, $40 million for a charge associated with an environmental matter, a $1 million provision for interest receivables with CCC, a $138 million tax benefit from the resolution of international income tax issues and a $4 million cumulative effect of adopting SFAS 133. Excluding these items, the 2001 income from operations and net income would have been $234 million and $142 million, respectively.

(4) Income from operations for 2000 includes $38 million for restructuring and other related charges, $25 million for in-process research and development charges related to acquisitions, and $2 million for integration costs related to acquisitions. Excluding these items, the 2000 income from operations and net income would have been $270 million and $229 million, respectively.

(5) Income from operations for 1999 includes $125 million for restructuring and other related charges. Net income for 1999 includes the after-tax impacts of $125 million for restructuring and other related charges, $98 million of gains from significant asset dispositions and $232 million of favorable impact from a tax valuation allowance release. Excluding these items, the 1999 income from operations and net income would have been $203 million and $162 million, respectively.

(6) Income from operations for 1998 includes a $50 million non-recurring pension charge. Net income for 1998 includes the after-tax impacts of $50 million for a non-recurring pension charge and a $55 million significant gain from an asset disposition. Excluding these items, the 1998 income from operations and net income would have been $152 million and $119 million, respectively.

(7) Adjusted EBITDA is defined as income from operations plus that portion of depreciation and amortization included in operating income, and excluding the special items in income from operations described in footnotes (1) through (5) above. EBITDA is presented because it is commonly used by certain investors and analysts to analyze a company's ability to service debt. However, others may define EBITDA differently. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to operating income or net income as a measure of operating performance or to net cash provided by operating activities as a measure of liquidity.

(8) In calculating the ratio of earnings to fixed charges, earnings consist of income before tax plus fixed charges. Fixed charges consist of interest expense (which includes debt issuance costs) and one-third of rental expense, which we deem to be a reasonable estimate of the portion of our rental expense that is attributable to interest.

                              About NCR Corporation

         We are a worldwide provider of information technology solutions. Our solutions are designed to enable businesses to build, expand and enhance their relationships with their customers by facilitating transactions and transforming transaction data into useful business information. Our customers include the world's top 10 retailers, 7 of the world's top 10 telecommunications companies, 6 of the world's top airlines, and the world's top technology companies and leading banks.

         Our Retail Store Automation and Financial Self Service solutions enable companies to capture and process transaction-based information through our offerings at customer interaction points, such as point-of-sale workstations, automated-teller machines and web-enabled kiosks. In addition, our Data Warehousing solutions transform transaction-based information into knowledge, permitting businesses to respond with programs designed to improve customer acquisition, retention and profitability. These solutions are built on a foundation of long-established industry knowledge and consulting expertise, a range of hardware technology, value-adding software, global customer support services, and a complete line of consumable and media products.

Business Segments

         We are organized into two operating businesses--the Retail and Financial Group and the Teradata Division. Our Retail and Financial Group includes the following four segments: Financial Self Service, Retail Store Automation, Systemedia, and Payment and Imaging solutions. The Teradata Division is comprised of our Data Warehousing segment. Each segment is comprised of hardware, software, professional consulting services and customer support services.

         Financial Self Service Solutions. We are the world's leading provider of ATMs and related software and services that are designed to process high volumes of consumer transactions quickly and reliably. Our Financial Self Service solutions incorporate advanced features such as web-enablement, automated check cashing and deposit, bill payment, and the sale of non-cash items, enabling businesses to reduce costs, generate new revenue streams and build customer loyalty. For the twelve months ended December 31, 2001, this segment recorded $1.62 billion in revenue, including $479 million of customer services maintenance, or 27% of our total revenue.

         Retail Store Automation Solutions. Our Retail Store Automation solutions include traditional retail solutions such as point-of-sale workstations and scanners, as well as advanced solutions in the emerging areas of self-checkout technologies, web-enabled kiosks and electronic shelf labels. These solutions are designed to improve selling productivity and checkout processes, and to increase service levels for retailers. For the twelve months ended December 31, 2001, this segment recorded $1.27 billion in revenue, including $438 million of customer services maintenance, or 21 % of our total revenue.

         Data Warehousing Solutions. Our Data Warehousing solutions are built on our advanced Teradata data warehouse and data mining software and complemented by customer relationship management applications. These complex solutions help businesses, across a multitude of industries, synthesize large volumes of information about customers, suppliers and partners, allowing them to make the right decisions to drive growth and profitability. For example, one of our major airline customers uses a Teradata data warehouse to help its front-line agents decide which passengers will be assigned the remaining seats on an overbooked flight by examining the purchasing history and profitability of the remaining ticketed passengers in a matter of seconds. For the twelve months ended December 31, 2001, this segment recorded $1.15 billion in revenue, including $192 million of customer services maintenance, or 19% of our total revenue.

         Systemedia. Systemedia develops, produces and markets a complete line of business consumables. These products include paper rolls for ATMs and point-of-sale workstations, labels, paper products, and imaging supplies for printers. Systemedia products are designed to reduce paper-related failures and enable businesses to improve transaction accuracy while reducing overall costs. For the twelve months ended December 31, 2001, this segment recorded $503 million in revenue, or 9% of our total revenue.

         Payment and Imaging. Our Payment and Imaging solutions consist of hardware, software, and consulting and support services that enable comprehensive check and item-based transactions to be digitally captured, processed and retained within a flexible, scalable environment. Payment and Imaging solutions utilize advanced image recognition and workflow technologies to automate item processing, helping financial industry businesses increase efficiency and reduce operating costs. For the twelve months ended December 31, 2001, this segment recorded $301 million in revenue, or 5% of our total revenue.

Objectives and Strategy

         Our top strategic priorities are to grow our revenues and to focus on expense reduction and operational excellence. Our objectives supporting these three strategic priorities include:

         Revenue Growth. Our Retail and Financial Group plans to grow revenue by using new products and services to expand under-served markets, focusing on geographic expansion to reach new customers and countries, selling more solutions to existing customers, and utilizing new sales channels. The Teradata Division plans to grow revenue through new customers and data warehousing upgrades for existing customers. We plan to add new Teradata customers by demonstrating (1) a powerful return on investment for leading global businesses and (2) the cost reduction strategy of implementing an enterprise data warehouse to replace an existing data mart configuration. We also expect to obtain new data warehouse business by upgrading existing customers' data warehouses to solve additional business problems.

         Margin Improvement. Our Retail and Financial Group is focused on reducing product costs through product redesign, procurement initiatives, and resource shifts, as well as increasing productivity through process improvement actions. Our Teradata Division is leveraging its significant achievement in 2001--driving operational excellence and cost discipline throughout the organization to lower its break-even point. As a result, this division expects to meet its goal of profitability for the full year 2002.

         Operational Excellence. We are continuously working to improve our processes, especially when they impact our customers and their perception of us as a world-class solutions provider. This effort includes initiatives relating to fulfillment processes, installation and service delivery times, and project management, among other things.

Our History

         We were originally established in 1884 as a cash register manufacturer and have evolved through the mechanical era to the electronic era to the digital era. In 1991, we were acquired by AT&T Corp. and then later spun-off at the end of 1996 and became a public company through a distribution of our stock to existing AT&T stockholders. Since that time, we have transformed ourselves from a loss-generating commodity hardware provider into a profitable solutions company.

         We are a Maryland corporation with operations in over 100 countries. Our principal executive offices are at 1700 S. Patterson Boulevard, Dayton, Ohio, 45479, and our telephone number is (937) 445-5000.

                               The Exchange Offer

Purpose of the Exchange Offer

     In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. In this agreement, we agreed to file a registration statement relating to an offer to exchange the outstanding notes for new notes. We also agreed to use commercially reasonable efforts to complete the exchange offer within 200 days after the issue date of those notes. We are offering the new notes under this prospectus to satisfy our obligations under the registration rights agreement.

Resale of New Notes

     Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each new note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

     . you are not our "affiliate" within the meaning of Rule 405 under the Securities Act,

     . you acquire such new notes in the ordinary course of your business, and

     .    you do not intend to participate in the distribution of the new notes.

     If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

     .    cannot rely on such interpretations by the SEC staff, and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, the resale by any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act containing the selling securityholder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only those broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer.

     We believe that you may not transfer new notes issued in the exchange offer in exchange for the outstanding notes if you are:

     .    our "affiliate" within the meaning of Rule 405 under the Securities
          Act,

     .    a broker-dealer that acquired outstanding notes directly from us, or

     . a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of notes such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. In the registration rights agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

     .    in negotiated transactions,

     .    through the writing of options on the new notes, or

     .    a combination of such methods of resale.

The prices at which these sales occur may be:

     .    at market prices prevailing at the time of resale,

     .    at prices related to such prevailing market prices, or

     .    at negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange or upon the consummation of any other exchange offer.

     As of the date of this prospectus, $300,000,000 aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer:

     .    will remain outstanding,

     .    will continue to accrue interest,

     . will be entitled to the rights and benefits that holders have under the indenture relating to the notes, and

     . will no longer be entitled to any further rights under the registration rights agreement, except under limited circumstances.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described below, and certain incidental expenses. It is important that you read the section labeled "--Fees and Expenses" for more details about fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

     Each exchange offer will expire at 5:00 p.m., New York City time, on      ,
2002, unless in our sole discretion we extend it.

Extensions, Delay in Acceptance, Termination or Amendment

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. During any such extensions, all outstanding notes you have previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

     .    to delay accepting for exchange any outstanding notes,

     .    to extend the exchange offer, or

     .    to terminate the exchange offer.

     We will give oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

     . the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC, or

     . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

     . the representations described under "--Resale of New Notes" and "--Procedures for Tendering" and

     . such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     . complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; and deliver the outstanding notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below, or

     . comply with the automated tender offer program procedures of DTC, as discussed below.

In addition, either:

     . the exchange agent must receive outstanding notes along with the letter of transmittal,

     . the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message, or

     . the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary--The Exchange Agent" prior to the expiration date.

     To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

     The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or outstanding notes to us. You may request your broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you.

How to Tender If You Are a Beneficial Owner

     Beneficial owners of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee wishing to tender those notes should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. Beneficial owners who wish to tender on their own behalf must, prior to completing and executing the letter of transmittal and delivering their outstanding notes, either:

     . make appropriate arrangements to register ownership of the outstanding notes in their name, or

     . obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

     You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,
(NASD) a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

     . by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to the registered holder of the outstanding notes tendered in the exchange for those new notes

     . for the account of a member firm of a registered national securities exchange or of the NASD, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

When Endorsements or Bond Powers Are Needed

     If a person other than the registered holder of any outstanding notes signs the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the NASD, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC's Automated Tender Offer Program

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     An "agent's message" is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

     . DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation,

     . the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and

     .    we may enforce the agreement against such participant.

Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, might be unlawful. We also reserve the right to waive any defects, irregularities or conditions of the exchange offer as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to

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

give notification of defects or irregularities with respect to tenders of outstanding notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue New Notes

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

     . outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC, and

     . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

     If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged outstanding notes without expense to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

     By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     . any new notes that you receive will be acquired in the ordinary course of your business,

     . you have no arrangement or understanding with any person to participate in the distribution of the new notes,

     . you are not our "affiliate," as defined in Rule 405 under the Securities Act, or, if you are our affiliate, that you will comply with the applicable registration and prospectus delivery requirements of the Securities Act,

     . if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes, and

     . if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If you wish to tender your outstanding notes but they are not immediately available or if you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     . the tender is made through a member firm of a registered national securities exchange or of the NASD, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

     . prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the NASD, commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

               . stating your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

               .    stating that the tender is being made thereby,

               . guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     . the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date (unless previously accepted for exchange).

         For a withdrawal to be effective:

     . the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary--The Exchange Agent," or

     . the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     . specify the name of the person who tendered the outstanding notes to be withdrawn,

     . identify the outstanding notes to be withdrawn, including the registration number or numbers and the principal amount of such outstanding notes,

     . be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes (or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer into the name of the person withdrawing the tender), and

     . specify the name in which such outstanding notes are to be registered, if different from that of the person who tendered the outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

     We will pay certain expenses to be incurred in connection with the exchange offer or, if necessary, the shelf registration statement. They include:

     .    SEC registration fees,

     .    fees and expenses of the exchange agent and trustee,

     .    certain accounting and legal fees as well as printing costs, and

     .    certain related fees and expenses.

Transfer Taxes

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

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     . certificates representing new notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered,

     . tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or

     . a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer including, but not limited to, the imposition of a transfer tax related to a shelf registration statement.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

     If you do not exchange your outstanding notes for new notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes.

     In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, holders may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     . they are not the Company's "affiliate" within the meaning of Rule 405 under the Securities Act,

     . they acquired the new notes in the ordinary course of their business, and

     . they have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer.

     If a holder tenders in the exchange offer for the purpose of participating in a distribution of the new notes, it:

     .    cannot rely on the applicable interpretations of the SEC, and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

     No gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. We will amortize our expenses of the exchange offer over the term of the new notes under generally accepted accounting principles.

Other

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as required by the registration rights agreement.

                          Description of the New Notes

         We will issue the new notes, and we issued the outstanding notes, under an indenture, dated as of June 1, 2002, between NCR and The Bank of New York, as trustee, as supplemented by supplemental indenture no. 1 thereto, dated as of June 6, 2002 (which are referred to collectively as the "indenture").

         The following discussion summarizes selected provisions of the indenture under which the new notes will be issued. Because this is only a summary, it is not complete and does not describe every aspect of the new notes and the indenture. Whenever there is a reference to particular sections or defined terms of the indenture, the sections or defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. Capitalized terms are terms that are defined in the indenture. References to "NCR," "we," or "us" in this description of the notes refers to only NCR Corporation, the issuer of the notes.

         If the exchange offer contemplated by this prospectus is consummated, holders of outstanding notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders pursuant to the indenture, including acceleration following an Event of Default (as defined below), must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding notes issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding is deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

         A copy of the indenture has been filed as an exhibit to the registration statement which includes this prospectus. You should read the indenture for provisions that may be important to you but which are not included in this summary.

General Terms of the New Notes

         The new notes will mature on June 15, 2009 at 100% of their principal amount.

         The new notes:

         .   are unsecured and unsubordinated,

         . rank equally with all of our other existing and future unsecured and unsubordinated debt, and

         . will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

         The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the new notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the new notes issued in the exchange offer. Any additional notes having such similar terms, together with the applicable notes, will constitute a single series of notes under the indenture.

         The new notes will bear interest at 7.125% per annum from June 6, 2002.
We:

         . will pay interest semiannually on June 15 and December 15 of each year, beginning on December 15, 2002,

         . will pay interest to the persons in whose names the new notes were registered at the close of business on the next preceding June 1 and December 1, respectively,

         . will compute interest on the basis of a 360-day year comprised of twelve 30-day months,

         . will make payment of interest and principal payable, and the new notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose, and

         . may make payments by wire transfer for new notes held in book-entry form or by check mailed to registered holders at our option.

         Any payment otherwise required to be made in respect of the new notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. A business day is defined in the indenture as a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         The new notes will be issued, and the outstanding notes were issued, only in fully registered form without coupons in denominations of $1,000 or any whole multiple of $1,000. No service charge will be made for any transfer or exchange of the outstanding notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The new notes will be represented, and the outstanding notes are represented, by one or more global notes registered in the name of a nominee of DTC. Except as described under "Book-Entry; Delivery and Form" below, the new notes will not be issuable in certificated form.

         We have appointed the trustee at its corporate trust office as the paying agent, transfer agent and registrar for the new notes. We will cause the registrar to keep at its offices a registrar in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the new notes and registration of transfers of the new notes. We may vary or terminate the appointment of the paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or the paying agent or transfer agent, and of any change in the office through which any such agent will act.

Optional Redemption

         The new notes may be redeemed, in whole or in part, at our option at any time or from time to time. The redemption price for the new notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

         . 100% of the principal amount of the new notes being redeemed on the redemption date, or

         . the sum of the present values of the remaining scheduled payments of principal and interest on the new notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below), plus 37.5 basis points, plus, in each case, accrued and unpaid interest on the new notes to the redemption date. Notwithstanding the foregoing, installments of interest on new notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the new notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the new notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

         "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc., Banc One Capital Markets, Inc. or one of the other initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

         On and after the redemption date, interest will cease to accrue on the new notes or any portion of the new notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the new notes to be redeemed on that date. If less than all of the new notes are to be redeemed, the new notes to be redeemed shall be selected by lot by DTC, in the case of new notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of new notes that are not represented by a global note. The new notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

Certain Covenants of NCR

         There are no covenants or other provisions which would offer protection to note holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence. Described below are certain covenants of NCR under the indenture:

         Limitations on Liens

         Under the indenture, if we or any of our Restricted Subsidiaries (as defined below) incur debt that is secured by a Principal Property (as defined below) or stock or debt of a Restricted Subsidiary, we must secure the notes at least equally and ratably with the secured debt.

         The foregoing restriction shall not apply to:

         . liens on property, shares of stock or indebtedness (herein referred to as "Property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary,

     .    liens arising out of an acquisition,

     . purchase money and construction liens which are entered into or for which commitments are received within a certain time period,

     .    liens in our favor or in favor of a Restricted Subsidiary,

     . liens on property owned or leased by us or a Restricted Subsidiary in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including liens to secure debt of the industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such liens,

     .    liens existing at the date of the indenture,

     .    certain landlords' liens,

     . liens to secure partial, progress, advance or other payments or any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such lien if the commitment for such financing is obtained within one year after completion of or the placing into operation of such constructed, developed, repaired, altered or improved property,

     . liens arising in connection with contracts with or made at the request of governmental entities,

     . mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

     . liens arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license,

     . liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith,

     . liens (including judgment liens) arising from legal proceedings being contested in good faith, or

     .    any extension, renewal or replacement of these categories of liens.

     However, if the total amount of our secured debt and the present value of any remaining rent payments for certain sale and leaseback transactions involving a Principal Property would not exceed 15% of our consolidated net tangible assets, this requirement does not apply.

     Sale and Leaseback

     We will not enter, nor will we permit any Restricted Subsidiary to enter, into a sale and leaseback transaction of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless:

     . we or such Restricted Subsidiary would be entitled to issue, assume or guarantee debt secured by the property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the notes (provided that such Attributable Debt shall thereupon be deemed to be debt subject to the provisions of the preceding paragraph), or

     . an amount in cash equal to such Attributable Debt is applied to the non-mandatory retirement of our long-term non-subordinated debt or long-term debt of a Restricted Subsidiary.

     Definitions

     The term "Attributable Debt" is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease.

     The term "Subsidiary" is defined to mean any corporation which is consolidated in our accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more Subsidiaries.

     The term "Restricted Subsidiary" is defined to mean any Subsidiary:

     . substantially all the property of which is located within the continental United States,

     .    which owns a Principal Property, and

     . in which our investment exceeds 5% of our consolidated assets as shown on our latest quarterly financial statements.

However, the term "Restricted Subsidiary" does not include any Subsidiary which is principally engaged in certain types of leasing and financing activities.

     The term "Principal Property" is defined to mean any manufacturing, warehouse, distribution or research and development plant or facility which is located within the continental United States and is owned by us or any Restricted Subsidiary. Our board of directors (or any duly authorized committee of the board of directors) by resolution may create an exception by declaring that any such plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

Events of Default

     An "Event of Default" with respect to the notes is defined as being:

     .    default for 30 days in payment of interest on any security,

     . default in payment of principal of (or premium, if any, on) any security as and when the same becomes due either upon maturity, by declaration or otherwise,

     . default by us in the performance of any of the other covenants or agreements in the indenture relating to the notes which shall not have been remedied within a period of 90 days after notice by the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding, or

     .    certain events of bankruptcy, insolvency or reorganization of NCR.

     The indenture provides that the trustee shall, with certain exceptions, notify the holders of the notes of any Event of Default known to it and affecting that series within 90 days after the occurrence of the Event of Default.

     The indenture provides that if an Event of Default with respect to the notes shall have occurred and is continuing (other than an event of default specified in the last bullet point above), either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of all of the notes to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past uncured defaults may be waived by the holders of a majority in principal amount of the notes then outstanding. If any event of default specified in the last bullet point above occurs with respect to us, all unpaid principal of, and premium, if any, and accrued and unpaid interest and liquidated damages, if any, on the notes then outstanding will automatically become due and payable without any declaration or other act on the part of the trustee or any holder of notes.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers in the indenture at the request or direction of any of the holders of the notes, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to the provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes. The indenture requires the annual filing by us with the trustee of a certificate as to compliance with certain covenants contained in the indenture.

     No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given the trustee written notice of an Event of Default with respect to the notes and also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any note to receive payment of the principal of (and premium, if any) and any interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

Merger, Consolidation or Sale of Assets

     If, as a result of any consolidation or merger of NCR or any Restricted Subsidiary with or into any other corporation, or upon any sale, conveyance or lease of substantially all the properties of NCR or any Restricted Subsidiary, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary becomes subject to a mortgage, pledge, security interest or other lien or encumbrance, we will effectively provide that the notes shall be secured equally and ratably by a direct lien on such Principal Property, shares of stock or indebtedness. The lien should be prior to all liens other than any liens already existing thereon, so long as the Principal Property, shares of stock or indebtedness are subject to such mortgage, security interest, pledge, lien or encumbrance.

Satisfaction and Discharge of Indenture

     The indenture, except for certain specified surviving obligations, will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the notes or the deposit with the trustee of cash or appropriate government obligations or a combination of the two sufficient for the payment or redemption in accordance with the indenture and the terms of the notes.

Modification of the Indenture

     The indenture contains provisions permitting us and the trustee to execute certain supplemental indentures adding, changing or eliminating any provisions to the indenture or any supplemental indenture with respect to the notes or modifying in any manner the rights of the holders of the notes. However, no supplemental indenture may, among other things, (a) extend the final maturity of any note, or reduce the rate or extend the time of payment of any interest on any note, or reduce the principal amount of any note or premium on any note, or reduce any amount payable upon any redemption of any note, without the consent of the holder of each note so affected, or (b) reduce the percentage of notes that is required to approve a supplemental indenture, without the consent of the holders of all notes then outstanding.

Governing Law

     The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

     We maintain customary banking relationships with affiliates of The Bank of New York, the trustee under the indenture.

Credit Agency Ratings

     At the time of the issuance of the outstanding notes, we received credit agency ratings of BBB- from Standard & Poor's and Baa3 from Moody's Investors Service. The ratings represent a current opinion regarding our creditworthiness with respect to a specific financial obligation such as the notes. A BBB- rating from Standard & Poor's generally indicates that the notes exhibit adequate protection parameters, however, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet our financial commitment under the notes. The minus sign is used to show relative standing within the rating category. A Baa3 rating from Moody's generally indicates that interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such a rating also indicates that the notes lack outstanding investment characteristics and in fact have speculative characteristics as well. The number 3 indicates a ranking in the lower end of the Baa rating category.

Book Entry; Delivery and Form

     The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the "Global Notes") that will be registered in the name of Cede & Co., as nominee of DTC. The Global Notes will be deposited on behalf of the acquirors of the new notes represented thereby with a custodian for DTC for credit to the respective accounts of the acquirors or to such other accounts as they may direct at DTC. See "The Exchange Offer -- Book-Entry Transfer."

     The Global Notes

     We expect that under procedures established by DTC:

     . upon deposit of the Global Notes with DTC or its custodian, DTC will credit on its internal system portions of the Global Notes that shall be comprised of the corresponding respective amounts of the Global Notes to the respective accounts of persons who have accounts with such depositary ("participants"), and

     . ownership of the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

     So long as DTC or its nominee is the registered owner or holder of any of the new notes, DTC or such nominee will be considered the sole owner or holder of such new notes represented by the Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

     Payments on the new notes represented by the Global Notes will be made to or at the direction of DTC or its nominee, as the case may be, as the registered owner thereof. Neither NCR nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment on the new notes represented by the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Notes as shown in the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary industry practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants or the indirect participants and the DTC.

     Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell new notes to persons in jurisdictions that require physical delivery of such security or to pledge such notes, such holder must transfer its interest in the Global Notes in accordance with the normal procedures of DTC and the procedures in the indenture.

     DTC has advised us that DTC will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of the aggregate principal amount as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for certificated notes that it will distribute to its participants.

     DTC has advised us as follows:

     . DTC is a limited-purpose company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered under the provisions of
          Section 17A of the Securities Exchange Act of 1934,

     . DTC holds securities that its participants deposit with DTC and facilitates the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in participants' accounts, thereby eliminating the need for physical transfer and delivery of securities certificates,

     . direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations,

     . DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD,

     . access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and

     . the rules applicable to DTC and its participants are on file with the SEC.

     Although DTC is expected to follow these procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants on their respective obligations under the rules and procedures governing their operations.

     Certificated Notes

     Interests in the Global Notes will be exchanged for certificated notes if:

     . DTC or any successor depositary (the "Depositary") notifies us that it is unwilling or unable to continue as depositary or clearing system for the Global Notes, or DTC ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, and a successor depositary is not appointed by us within 90 days of such notice or cessation,

     .    we determine not to have the new notes represented by Global Notes, or

     . upon the occurrence and continuation of an Event of Default under the indenture.

Upon the occurrence of any of the events described in the preceding sentence, we will cause the appropriate certificated notes to be delivered to the beneficial owners of the new notes represented by the Global Notes.

     Neither we nor the trustee will be liable for any delay by the Depositary, its nominee, or any participant or indirect participant in identifying the beneficial owners of the related notes. Each such person may conclusively rely on, and will be protected in relying on, instructions from such Depositary or nominee for all purposes, including the registration and delivery, and the respective principal amounts, of the new notes to be issued.

                     United States Federal Tax Consequences

     The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. We can give you no assurance that the Internal Revenue Service will not take a contrary view, and we have not sought and will not seek a ruling from the IRS. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions described in this section. These changes or interpretations may be retroactive and could affect the tax consequences to you. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the notes ("Holders") and who hold such notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not consider any specific facts or circumstances that may apply to a particular Holder (including, for example, a financial institution, a broker-dealer, an insurance company, a tax-exempt organization, a person that holds notes as part of a straddle, hedge, conversion transaction, or other integrated investment).

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF EXCHANGING YOUR OUTSTANDING NOTES FOR NEW NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION.

     The exchange of outstanding notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes because the new notes will not be considered to differ materially either in kind or extent from the outstanding notes. As a result, there will be no U.S. federal income tax consequences to Holders exchanging outstanding notes for new notes pursuant to the exchange offer.

                                  Legal Matters

     Certain legal matters in connection with the exchange offer will be passed upon for us by Baker Botts L.L.P.

                                     Experts

     The consolidated financial statements of NCR Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------


                                  $300,000,000

                                 NCR CORPORATION


                                Offer to Exchange

                          7.125% Senior Notes due 2009

                                       for

                          7.125% Senior Notes due 2009


                             -----------------------

                                   PROSPECTUS

                             ----------------------



                                     , 2002

--------------------------------------------------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.     Indemnification of Directors and Officers

         NCR's Articles of Incorporation, as amended and restated (the "Charter") limits the personal liability of its directors and officers to the maximum extent permitted by Maryland law. Section 2-405.2 of the Maryland General Corporation Law authorizes the Company to limit the liability of its directors and officers to the Company and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         The Charter provides that NCR will indemnify its directors and officers, whether serving the Company or, at its request, any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law. The Company's Bylaws, as amended and restated (the "Bylaws") currently contain provisions implementing the foregoing. Under the Bylaws, however, directors and officers are not entitled to indemnification by the Company or the advancement of expenses, unless (i) the officer or director requesting indemnification has met the requisite standard of conduct, or (ii) indemnification is required under the General Laws of the State of Maryland now or hereafter in force. Under Section 2-418(b) of the Maryland General Corporation Law, an officer or director requesting indemnification shall have met the requisite standard of conduct unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. Under Section 2-418(b) of the Maryland General Corporation Law, indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by a director in connection with a proceeding. The foregoing indemnification could apply to liabilities under the Securities Act of 1933 in certain circumstances. If, however, the proceeding was one by or in the right of the Company and the director was adjudged liable to the Company, the Company may not indemnify the director.

         Under the Charter, the rights of indemnification of the Company's officers and directors are not exclusive of any other rights to which they may be entitled. The Board of Directors may take such action as is necessary to carry out such indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter, or of any such bylaw, resolution or contract, or repeal of any of their provisions will limit or eliminate the right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         In addition, NCR's Bylaws provide that the Company shall advance to its directors and officers, whether serving the Company or at its request any other entity, expenses, including the providing by the Company to a director or officer who has been named a party to a proceeding, of legal representation by, or at the expense of, the Company, to the full extent permitted by law and as permitted under the Bylaws. Any request for an advance of expenses by an officer or director shall contain (1) a written affirmation by the officer or director of his or her good faith belief he or she has met the standard of conduct necessary for indemnification, and (2) a written undertaking by or on behalf of the officer or director to repay the amount advanced if it is ultimately determined the he or she did not meet the necessary standard of conduct. The right of an officer or director to indemnification and advance of expenses under the Bylaws shall be enforceable by the officer or director entitled to request indemnification in any court of competent jurisdiction, if (a) the Company denies such request, in whole or in part, or (b) no disposition thereof is made within sixty (60) days.

         Maryland corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The

Company currently has in effect a directors' and officers' liability insurance policy in order to protect them against liability, including with respect to the matters covered by the foregoing indemnities.

ITEM 21.     Exhibits and Financial Schedules

             (a)     Exhibits

         The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

         Exhibit No.                                          Exhibit

             4.1       --     Indenture dated as of June 1, 2002 between the
                              Company and The Bank of New York (filed as Exhibit
                              4.4 to NCR's Quarterly Report on Form 10-Q for the period ended June 30, 2002 and incorporated herein by reference)

             4.5       --     Registration Rights Agreement dated June 6, 2002
                              by and between the Company and  Salomon Smith
                              Barney Inc., Banc One Capital Markets, Inc., BNY
                              Capital Markets, Inc., Fleet Securities, Inc.,
                              J.P. Morgan Securities Inc. and McDonald
                              Investments Inc. relating to $300,000,000
                              principal amount of 7.125% Senior Notes due 2009
                              (filed as Exhibit 4.5 to NCR's Quarterly Report on
                              Form 10-Q for the period ended June 30, 2002 and incorporated herein by reference)

             4.8       --     Terms of 7.125% Senior Notes due 2009, including
                              the form of notes (filed as Exhibit 4.6 to NCR's
                              Quarterly Report on Form 10-Q for the period ended
                              June 30, 2002 and incorporated herein by reference)

            *5.1       --     Opinion of Baker Botts L.L.P.

             12.1      --     Computation of ratio of earnings to fixed charges

            *23.1      --     Consent of PricewaterhouseCoopers LLP

            *23.2      --     Consent of Baker Botts L.L.P.

             25.1      --     Statement of Eligibility under the Trust Indenture
                              Act of 1939, of The Bank of New York

             99.1      --     Form of Letter of Transmittal

             99.2      --     Form of Notice of Guaranteed Delivery

             99.3      --     Form of Letter to The Depository Trust Company
                              Participants

             99.4      --     Form of Letter to Clients


         _________________

         *   To be filed by amendment

         (b) Financial Statement Schedules

             Not applicable.

ITEM 22.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on September 3, 2002.

                                                  NCR CORPORATION

                                                  By /s/ Lars Nyberg
                                                    ----------------------------
                                                       Lars Nyberg
                                                       Chairman of the Board and
                                                       Chief Executive Officer


         Signature                         Title                          Date
         ---------                         -----                          ----

   /s/ Lars Nyberg
   ------------------------       Chairman of the Board, Chief
         Lars Nyberg                   Executive Officer
                                         and Director
                                 (principal executive officer)

   /s/ Earl Shanks
   ------------------------      Senior Vice President and Chief
         Earl Shanks                   Financial Officer
                              (principal financial and accounting
                                           officer)
   /s/ Edward P. Boyki
   ------------------------                 Director
       Edward P. Boykin

   /s/ Mark P. Frissora
   ------------------------                 Director
       Mark P. Frissora

   /s/ David R. Holmes
   ------------------------                 Director
       David R. Holmes

   /s/ Linda Fayne Levinson
   ------------------------                 Director
     Linda Fayne Levinson

   /s/ James R. Long
   ------------------------                 Director
       James R. Long

   /s/ C.K. Prahalad
   ------------------------                 Director
       C.K. Prahalad

   /s/ James O. Robbins
   --------------------                            Director
     James O. Robbins

   /s/ William S. Stavropoulos
   ---------------------------                     Director
   William S. Stavropoulos

                                  EXHIBIT INDEX

         Exhibit No.                           Exhibit

                 4.1     --      Indenture dated as of June 1, 2002 between
                                 the Company and The Bank of New York (filed as
                                 Exhibit 4.4 to NCR's Quarterly Report on Form
                                 10-Q for the period ended June 30, 2002 and incorporated herein by reference)

                 4.5     --      Registration Rights Agreement dated June 6,
                                 2002 by and between the Company and Salomon
                                 Smith Barney Inc., Banc One Capital Markets,
                                 Inc., BNY Capital Markets, Inc., Fleet
                                 Securities, Inc., J.P. Morgan Securities Inc.
                                 and McDonald Investments Inc. relating to $300,000,000 principal amount of 7.125%
                                 Senior Notes due 2009 (filed as Exhibit 4.5 to
                                 NCR's Quarterly Report on Form 10-Q for the period ended June 30, 2002 and incorporated herein by reference)

                 4.8     --      Terms of 7.125% Senior Notes due 2009,
                                 including the form of notes (filed as Exhibit
                                 4.6 to NCR's Quarterly Report on Form 10-Q for the period ended June 30, 2002 and incorporated herein by reference)

                *5.1     --      Opinion of Baker Botts L.L.P.

                 12.1    --      Computation of ratio of earnings to fixed
                                 charges

                *23.1    --      Consent of PricewaterhouseCoopers LLP

                *23.2    --      Consent of Baker Botts L.L.P.

                 25.1    --      Statement of Eligibility under the Trust
                                 Indenture Act of 1939, of The Bank of New York

                 99.1    --      Form of Letter of Transmittal

                 99.2    --      Form of Notice of Guaranteed Delivery

                 99.3    --      Form of Letter to The Depository Trust Company
                                 Participants

                 99.4    --      Form of Letter to Clients

         _________________

         *  To be filed by amendment